Exhibit 10.3

SUBLEASE

THIS SUBLEASE (this “Sublease”) is dated for reference purposes as of September 19, 2017, and is made by and between Relypsa, Inc., a Delaware corporation (“Sublessor”), and Menlo Therapeutics, Inc., a Delaware corporation (“Sublessee”). Sublessor and Sublessee hereby agree as follows:
1.Recitals: This Sublease is made with reference to the fact that HCP LS REDWOOD CITY, LLC, as landlord (“Master Lessor”), and Sublessor, as tenant, entered into that certain lease, dated as of June 26, 2014 as amended by that First Amendment to Lease, dated as of July 10, 2015 (as amended, the “Master Lease”), with respect to certain premises consisting of approximately 79,675 rentable square feet of space (the “100 Premises”) of a building located at 100 Cardinal Way, Redwood City, California (the “100 Building”) and 13,904 rentable square feet of space (the “200 Premises”) of a building located at 200 Cardinal Way, Redwood City, California (the “200 Building”). A copy of the Master Lease is attached hereto as Exhibit A.
2.    Premises:
A.    Subleased Premises. Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor, the entire 200 Premises (hereinafter, the “Subleased Premises”). The Subleased Premises are more particularly described on Exhibit B attached hereto.
3.    Term:
A.    Term. The term (the “Term”) of this Sublease shall be for the period commencing upon the later of (a) receipt of Master Lessor’s written consent to this Sublease and (b) October 1, 2017 (the “Commencement Date”), and ending on the last day of the thirtieth (30th) month after the Commencement Date (the “Expiration Date”), unless this Sublease is sooner terminated pursuant to its terms or the Master Lease is sooner terminated pursuant to its terms.
B.    Early Possession. Upon the full execution and delivery of this Sublease, Sublessor shall permit Sublessee to enter the Subleased Premises solely for the purpose of preparing the Subleased Premises for occupancy and not for the purpose of conducting business therein, provided (i) Master Lessor’s written consent to this Sublease has been received, (ii) Sublessee has delivered to Sublessor the Security Deposit and first month’s Base Rent as required under Paragraph 4 and (iii) Sublessee has delivered to Sublessor evidence of all insurance required under this Sublease. Such occupancy shall be subject to all of the provisions of this Sublease, except for the obligation to pay Base Rent, Direct Expenses and utilities and shall not advance the Expiration Date of this Sublease.
4.    Rent:
A.    Base Rent. Sublessee shall pay to Sublessor as base rent for the Subleased Premises for each month during the Term (“Base Rent”):

Period	Base Rent
Commencement Date – Month 12	$54,225.60
Month 13 – Month 24	$55,852.37
Month 25 – Expiration Date	$57,527.94

Base Rent and Additional Rent, as defined in Paragraph 4.B below, shall be paid on or before the first (1st) day of each month. Base Rent and Additional Rent shall be payable without notice or demand and without any deduction, offset, or abatement, in lawful money of the United States of America. Base Rent and Additional Rent shall be paid directly to Sublessor at the applicable address set forth below Sublessor’s signature to this Sublease or such other address as may be designated in writing by Sublessor.
B.    Additional Rent. All monies other than Base Rent required to be paid by Sublessor under the Master Lease as to the Subleased Premises, including, without limitation, any amounts payable by Sublessor to Master Lessor as “Direct Expenses” (as defined in Section 4.2.2 of the Master Lease) and costs of utilities under Section 6.1 of the Master Lease, as incorporated herein, with respect to the Subleased Premises shall be paid by Sublessee hereunder as and when such amounts are due under the Master Lease, as incorporated herein. All such amounts shall be deemed additional rent (“Additional Rent”). Base Rent and Additional Rent hereinafter collectively shall be referred to as “Rent”. Sublessee and Sublessor agree, as a material part of the consideration given by Sublessee to Sublessor for this Sublease, that Sublessee shall pay all costs, expenses, taxes, insurance, maintenance and other charges of every kind and nature arising in connection with this Sublease, the Master Lease as to the Subleased Premises, or the Subleased Premises, such that Sublessor shall receive, as a net consideration for this Sublease, the Base Rent payable under Paragraph 4.A hereof. Notwithstanding anything in this Sublease to the contrary, Additional Rent shall not include, and Sublessee shall have no obligation to pay for: (a) any charges that apply solely to the 100 Premises/100 Building (e.g., real estate taxes on leasehold improvements therein), (b) late fees or penalties assessed against Sublessor as a result of Sublessor’s acts or omissions, (c) charges incurred as a result of excess or additional services specifically requested by Sublessor for the 100 Premises/100 Building or for or including the Subleased Premises without Sublessee’s consent or as a result of Sublessee’s actions (including after hours utilities), and (d) the cost of utilities and services consumed by Sublessor in the 100 Premises in excess of the reasonable and normal use of a comparable office user in the Project (such as for labs or server rooms in the 100 Premises/100 Building), in which event Sublessor shall reasonably apportion the utilities portion of the Direct Expenses payable by Sublessee.
C.    Payment of First Month’s Rent. Upon execution hereof by Sublessee, Sublessee shall pay to Sublessor the sum of Fifty-Four Thousand Two Hundred Twenty-Five and 60/100 Dollars ($54,225.60), which shall constitute Base Rent for the first month of the Term.
5.    Security Deposit: Upon execution hereof by Sublessee, Sublessee shall deposit with Sublessor the sum of Fifty-Four Thousand Two Hundred Twenty-Five and 60/100 Dollars ($54,225.60) (the “Security Deposit”), in cash, as security for the performance by Sublessee of the terms and conditions of this Sublease. If Sublessee fails to pay Rent or other charges due hereunder or otherwise defaults with respect to any provision of this Sublease (beyond applicable notice and cure periods), then Sublessor may draw upon, use, apply or retain all or any portion of the Security Deposit for the payment of any Rent or other charge in default, for the payment of any other sum which Sublessor has become obligated to pay by reason of Sublessee’s default, or to compensate Sublessor for any loss or damage which Sublessor has suffered thereby. If Sublessor so uses or applies all or any portion of the Security Deposit, then Sublessee, within ten (10) days after demand therefor, shall deposit cash with Sublessor in the amount required to restore the Security Deposit to the full amount stated above. Upon the expiration of this Sublease, if Sublessee is not in default, Sublessor shall return to Sublessee so much of the Security Deposit as has not been applied by Sublessor pursuant to this paragraph, or which is not otherwise required to cure Sublessee’s defaults.
6.    Holdover: In the event that Sublessee does not surrender the Subleased Premises by the Expiration Date in accordance with the terms of this Sublease, Sublessee shall indemnify, defend, protect and hold harmless Sublessor from and against all loss and liability resulting from Sublessee’s delay in surrendering the Subleased Premises and pay Sublessor holdover rent as provided in Section 16 of the Master Lease, as incorporated herein.
7.    Repairs: Sublessor shall deliver the Subleased Premises to Sublessee in broom-clean condition. The parties acknowledge and agree that Sublessor has made no representations or warranties with respect to the condition of the Subleased Premises, except as set forth in this section. Sublessor shall have no obligation whatsoever to make or pay the cost of any alterations, improvements or repairs to the

Subleased Premises, including, without limitation, any improvement or repair required to comply with any law. Master Lessor shall be solely responsible for performance of any repairs required to be performed by Master Lessor under the terms of the Master Lease.
8.    Assignment and Subletting. Sublessee may not assign this Sublease, sublet the Subleased Premises, transfer any interest of Sublessee therein or permit any use of the Subleased Premises by another party (collectively, “Transfer”), without the prior written consent of Sublessor, not to be unreasonably withheld, and Master Lessor; provided, however, notwithstanding Section 18(A) of the Master Lease, Sublessor’s consent shall not be required for a transfer as described in the first sentence of Section 14.8 of the Master Lease, as incorporated herein. Sublessee acknowledges that the Master Lease contains a “recapture” right in Section 14.4. and that Sublessor may withhold consent to a proposed Transfer in its sole discretion unless Master Lessor confirms in writing that the recapture right does not apply to the Subleased Premises or otherwise waives such right. Any Transfer shall be subject to the terms of Section 14 of the Master Lease, as incorporated herein.
9.    Use: Sublessee may use the Subleased Premises only for general office use, research and development and sales and marketing, and in compliance with, and subject to, applicable laws and the terms of the Master Lease and this Sublease. Sublessee shall not use, store, transport or dispose of any Hazardous Materials (as defined in the Master Lease) in or about the Premises except Hazardous Materials contained in normal office products in accordance with the Master Lease. Sublessee shall comply with all reasonable rules and regulations promulgated from time to time by Sublessor and Master Lessor.
10.    Delivery and Acceptance: If Sublessor fails to deliver possession of the Subleased Premises to Sublessee on or before the date set forth in Paragraph 3.A hereof for any reason whatsoever, then this Sublease shall not be void or voidable, nor shall Sublessor be liable to Sublessee for any loss or damage; provided, however, that in such event, the Commencement Date shall be delayed until Sublessor delivers possession of the Subleased Premises to Sublessee. By taking possession of the Subleased Premises, Sublessee conclusively shall be deemed to have accepted the Subleased Premises in their as-is, then-existing condition, without any warranty whatsoever of Sublessor with respect thereto, except as otherwise expressly set forth in this Sublease. Notwithstanding the foregoing, if Master Lessor’s consent to this Sublease has not been obtained, and the Subleased Premises have not been delivered to Sublessee, by October 31, 2017, then Sublessee shall have the right, upon written notice to Sublessor, to terminate this Sublease, and upon such termination, Sublessor shall return the Security Deposit and all advance Rent to Sublessee, and the parties shall be released from all liability and obligations hereunder.
11.    Improvements: No alteration or improvements shall be made to the Subleased Premises, except in accordance with the Master Lease, and with the prior written consent of both Sublessor, not to be unreasonably withheld, and Master Lessor.
12.    Insurance; Waiver of Subrogation: Sublessee shall obtain and keep in full force and effect, at Sublessee’s sole cost and expense, during the Term, the insurance required under Section 10 of the Master Lease. Sublessee shall name Master Lessor and Sublessor as additional insureds under its liability insurance policy. The release and waiver of subrogation set forth in Section 10.5 of the Master Lease, as incorporated herein, shall be binding on the parties.
13.    Default; Remedies: Sublessee shall be in material default of its obligations under this Sublease if Sublessee commits any act or omission which constitutes an event of default under the Master Lease, which has not been cured after delivery of written notice and passage of any applicable grace period provided in the Master Lease as modified, if at all, by the provisions of this Sublease. In the event of any material default by Sublessee beyond any applicable notice and cure periods, Sublessor shall have all remedies provided pursuant to Section 19.2 of the Master Lease and by applicable law.
14.    Surrender: Prior to expiration of this Sublease, Sublessee shall remove all of its trade fixtures and shall surrender the Subleased Premises to Sublessor in good condition, free of Hazardous Materials caused by Sublessee, reasonable wear and tear, casualty and condemnation excepted. If the

Subleased Premises are not so surrendered, then Sublessee shall be liable to Sublessor for all costs incurred by Sublessor in returning the Subleased Premises to the required condition.
15.    Broker: Sublessor and Sublessee each represent to the other that they have dealt with no real estate brokers, finders, agents or salesmen other than Savills Studley representing Sublessor and Sublessee, in connection with this transaction. Each party agrees to hold the other party harmless from and against all claims for brokerage commissions, finder’s fees or other compensation made by any other agent, broker, salesman or finder as a consequence of such party’s actions or dealings with such agent, broker, salesman, or finder.
16.    Notices: Unless at least five (5) days’ prior written notice is given in the manner set forth in this paragraph, the address of each party for all purposes connected with this Sublease shall be the applicable address set forth below its signature at the end of this Sublease. All notices, demands or communications in connection with this Sublease shall be (a) personally delivered; or (b) properly addressed and (i) submitted to an overnight courier service, charges prepaid, or (ii) deposited in the mail (certified, return receipt requested, and postage prepaid). Notices shall be deemed delivered upon receipt or refusal to accept delivery. All notices given to Master Lessor under the Master Lease shall be considered received only when delivered in accordance with the Master Lease.
17.    Miscellaneous: Sublessor has not had an inspection of the Premises performed by a Certified Access Specialist as described in California Civil Code § 1938. A Certified Access Specialist (CASp) can inspect the Subleased Premises and determine whether the Subleased Premises complies with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the Subleased Premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the Subleased Premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the Subleased Premises.
18.    Other Sublease Terms:
A.    Incorporation by Reference. Except as set forth below, the terms and conditions of this Sublease shall include all of the terms of the Master Lease and such terms are incorporated into this Sublease as if fully set forth herein, except that: (i) each reference in such incorporated sections to “Lease” shall be deemed a reference to “Sublease”; (ii) each reference to the “Building”, “Premises”, “Lease Term” and “Base Rent” shall be deemed a reference to the “200 Building”, “Subleased Premises”, “Term” and Base Rent under this Sublease, respectively; (iii) each reference to “Landlord” and “Tenant” shall be deemed a reference to “Sublessor” and “Sublessee”, respectively, except as otherwise expressly set forth herein; (iv) with respect to work, services, repairs, restoration, insurance, indemnities, representations, warranties or the performance of any other obligation of Master Lessor under the Master Lease, the sole obligation of Sublessor shall be to request the same in writing from Master Lessor as and when requested to do so by Sublessee, and to use Sublessor’s reasonable efforts (without requiring Sublessor to spend more than a nominal sum) to obtain Master Lessor’s performance; (v) with respect to any obligation of Sublessee to be performed under this Sublease, wherever the Master Lease grants to Sublessor a specified number of days to perform its obligations under the Master Lease, except as otherwise provided herein, Sublessee shall have three (3) fewer days to perform the obligation, including, without limitation, curing any defaults; (vi) with respect to any approval required to be obtained from the “Landlord” under the Master Lease, such consent must be obtained from both Master Lessor and Sublessor, and the approval of Sublessor may be withheld if Master Lessor’s consent is not obtained; (vii) in any case where the “Landlord” reserves or is granted the right to manage, supervise, control, repair, alter, regulate the use of, enter or use the Premises or any areas beneath, above or adjacent thereto, perform any actions or cure any failures, such reservation or right shall be deemed to be for the benefit of both Master Lessor and Sublessor; (viii) in any case where “Tenant” is to indemnify, release or waive claims against “Landlord”, such indemnity, release or waiver shall be deemed to run from Sublessee to both Master Lessor and Sublessor; (ix) in any case where “Tenant” is to execute and deliver certain documents or notices to “Landlord”, such obligation shall be deemed to run from Sublessee to both Master Lessor and Sublessor; (x) all payments shall be made to Sublessor; and (xi) Sublessee shall pay all consent and review fees set forth in the Master Lease to both Master Lessor and Sublessor and any caps shall apply separately to Master Lessor and Sublessor.
Notwithstanding the foregoing, (a) the following provisions of the Master Lease shall not be incorporated herein: Summary of Basic Lease Information, Sections 1.1.1 (the first two sentences and last two sentences), 1.1.2 (the first sentence), 1.2, 1.3, 2.1 (the first sentence), 2.2, 4.6, 5.3.1.4.3, 6, 7, 8.1 (the second sentence), 8.5 (the last four sentences), 14.8, 18 (first and third sentences), 21, 23.1, 29.18 and 29.24 and Exhibits B and F-H, and the First Amendment to Lease (except the addition of 200 Premises/200 Building, Section 8 and Exhibit C, but not incorporating the last sentence of Section 6.2 or Section 7.3 of Exhibit C); (b) references in the following provisions to “Landlord” shall mean Master Lessor only: Sections 1.1.2(iv), 1.1.3, 4.2.4, 4.3, 8.4 (the last reference in the first sentence), 10.2, 11.1 (the second and third sentences), 11.2 (except the last reference), 13 (the first sentence), 29.26 (the first sentence), 29.29, and the First Amendment to Lease Exhibit C Sections 6.1 (the first sentence and the first reference in the last sentence), 6.4 (the second sentence), and 7.2; (c) references in the following provisions to “Landlord” shall mean Master Lessor and Sublessor: Sections 4.5, 5.3.1.2-4, 5.3.2, 10.4, 17, 24 (the third sentence) and 26.2, and the First Amendment to Lease Exhibit C Section 6.1 (the fifth sentence); (d) references to the “Permitted Use” shall mean the use permitted under Section 9 above; (e) the number of parking spaces in Section 9 of the Summary of Basic Lease Information (as referenced in Section 28 of the Master Lease) shall be 48; (f) Tenant’s Share shall mean 16.61% as to the Building; (g) subject to Master Lessor’s approval, Sublessor agrees that Menlo Therapeutics is not an Objectionable Name; and (h) in Section 14.3, Sublessee shall pay Sublessor the entire premium payable to Master Lessor under the Master Lease, plus fifty percent (50%) of any remaining Transfer Premium.
B.    Assumption of Obligations. This Sublease is and at all times shall be subject and subordinate to the Master Lease and the rights of Master Lessor thereunder. Sublessee hereby expressly assumes and agrees: (i) to comply with all provisions of the Master Lease which are incorporated hereunder; and (ii) to perform all the obligations on the part of the “Tenant” to be performed under the terms of the Master Lease during the Term of this Sublease which are incorporated hereunder. In the event the Master Lease is terminated for any reason whatsoever, this Sublease shall terminate simultaneously with such termination without any liability of Sublessor to Sublessee, unless such termination is a result of a Sublessor default thereunder, which default is not due to Sublessee’s act or omission. In the event of a conflict between the provisions of this Sublease and the Master Lease, as between Sublessor and Sublessee, the provisions of this Sublease shall control. In the event of a conflict between the express provisions of this Sublease and the provisions of the Master Lease, as incorporated herein, the express provisions of this Sublease shall prevail.
C.    Preservation of Sublease. Sublessor covenants that, unless Master Lessor agrees to allow Sublessee to remain in the Subleased Premises for substantially the remainder of the Term of this Sublease on substantially the same terms as this Sublease after any termination of the Master Lease as to the Subleased Premises, it will maintain in effect the Master Lease as to the Subleased Premises during the entire Term of this Sublease, subject, however, to any earlier termination of the Master Lease without the fault of Sublessor or due to a termination pursuant to an exercise by Sublessor or Master Lessor of an express termination right in the Master Lease. Subject to the foregoing, Sublessor further agrees to comply with or perform or cause to be performed Sublessor’s obligations under the Master Lease with respect to the Subleased Premises not assumed or agreed to be performed by Sublessee hereunder (collectively, “Sublessor’s Remaining Obligations”), and to indemnify Sublessee against and hold Sublessee harmless from all claims arising out of (i) Sublessor’s failure to comply with or perform Sublessor’s Remaining Obligations, and (ii) termination or forfeiture of the Master Lease resulting from Sublessor’s default thereunder, which default is not due to Sublessee’s act or omission. Sublessor shall, upon Sublessee’s written request, use commercially reasonable efforts to cause the Master Lessor to perform its obligations under the Master Lease, without requiring Sublessor to expend more than a nominal sum. Sublessor hereby covenants, except as permitted in this Paragraph 18(C) above, (A) not to voluntarily surrender the Master Lease to Master Lessor as to the Subleased Premises, and (B) not enter into any amendment or other agreement with respect to the Master Lease that will prevent or adversely affect the use by Sublessee of the Subleased Premises in accordance with the terms of this Sublease, materially increase the obligations of Sublessee or materially decrease the rights of Sublessee under this Sublease, materially shorten the term of this Sublease or materially increase the rental or any other sums required to be paid by Sublessee under this Sublease.
19.    Conditions Precedent: This Sublease and Sublessor’s and Sublessee’s obligations hereunder are conditioned upon the written consent of Master Lessor. If Sublessor fails to obtain Master Lessor’s consent by October 31, 2017, then Sublessor or Sublessee may terminate this Sublease by giving the other party written notice thereof, and Sublessor shall return to Sublessee its payment of the first month’s Rent paid by Sublessee pursuant to Paragraph 4 hereof and the Security Deposit.
20.    Termination; Recapture: Notwithstanding anything to the contrary herein, Sublessee acknowledges that, under the Master Lease, both Master Lessor and Sublessor have certain termination and recapture rights, including, without limitation, in Sections 11, 13 and 14. Nothing herein shall prohibit Master Lessor or Sublessor from exercising any such rights and neither Master Lessor nor Sublessor shall have any liability to Sublessee as a result thereof. In the event Master Lessor or Sublessor exercise any such termination or recapture rights, this Sublease shall terminate without any liability to Master Lessor or Sublessor.
21.    Parking and Signage. Sublessee shall have the right to park in 48 unreserved parking spaces in the parking facility that serves the 200 Building as provided in Section 28 of the Master Lease, as incorporated herein. Subject to Master Lessor’s and Sublessor’s consent, Sublessee, at Sublessee’s sole cost and expense, shall have the right to place building standard suite signage at the entrance of the Subleased Premises as well as in the lobby directory.
22.    Furniture, Fixtures and Equipment: Sublessee shall have the right to use during the Term the furnishings within the Subleased Premises which are identified on Exhibit C attached hereto (the “Furniture”) at no additional cost to Sublessee. The Furniture is provided in its “AS IS, WHERE IS” condition, without representation or warranty whatsoever. Sublessee shall insure the Furniture under the property insurance policy required under the Master Lease, as incorporated herein, and pay all taxes with respect to the Furniture. Sublessee shall maintain the Furniture in the condition and repair existing as of the date hereof, reasonable wear and tear excepted, and shall be responsible for any loss or damage to the same occurring during the Term. Sublessee shall surrender the Furniture to Sublessor upon the termination of this Sublease in the same condition as exists as of the date hereof, reasonable wear and tear excepted. Sublessee shall not remove any of the Furniture from the Subleased Premises. Notwithstanding anything to the contrary herein or in the Master Lease, Sublessor shall not be required to provide any personal property (other than the Furniture) or any data-related service to Sublessee.

IN WITNESS WHEREOF, the parties have executed this Sublease as of the day and year first above written.

SUBLESSOR:		SUBLESSEE:

Relypsa, Inc.,		Menlo Therapeutics, Inc.,
a Delaware corporation		a Delaware corporation

By:	/s/ Scott Garland	By:	/s/ Steven Basta
Name:	Scott Garland	Name:	Steven Basta
Its:	President	Its:	Chief Executive Officer

Address for Notices:		Address for Notices:

Before the Commencement Date:		Before the Commencement Date:

Relypsa, Inc.			Menlo Therapeutics Inc.
Attn: General Counsel			[***]
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After the Commencement Date:		After the Commencement Date:

Relypsa, Inc.			Menlo Therapeutics Inc.
Attn: General Counsel			[***]
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Address for Payments:

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EXHIBIT A

MASTER LEASE

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EXHIBIT B

SUBLEASED PREMISES
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EXHIBIT C

FURNITURE
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